Exhibit 99.1

For Immediate Release
Contact:
Richard Wiley
Samsonite Corporation
Phone: (303) 373-6373

Samsonite Announces 2006 Annual Meeting of Stockholders

DENVER, Colorado, August 8, 2006 — SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today announced that its 2006 annual meeting of stockholders (the “Annual Meeting”) will be held on September 19, 2006.  Shareholders of record of Samsonite Corporation (the “Company”) as of July 21, 2006 will be entitled to notice of and to vote at the Annual Meeting.  Shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) will be included in the Company’s proxy statement if received by the Company no later than the close of business on Monday, August 14, 2006.

In addition, in order for shareholder proposals to be considered “timely” pursuant to Rule 14a-4(c) of the Exchange Act, the shareholder proposals must be received by the Company no later than the close of business on Friday, August 18, 2006.

Samsonite is one of the world’s largest manufacturers and distributors of luggage and markets luggage, casual bags, business cases and travel-related products under brands such as SAMSONITE® Black Label, SAMSONITE®, AMERICAN TOURISTER®, LACOSTE® and TIMBERLAND®.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as “proposed,” “may,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and “expect”, and similar expressions (and their negatives).  Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements.  These factors include, among others, the risk that the costs associated with restructurings will not result in increased future profitability, events which negatively affect consumer confidence or travel levels; general economic and business conditions, including foreign currency fluctuations; changes in interest rates; reliance on third party manufacturers; changes in consumer demands and fashion trends; changes in methods of distribution and customer purchasing patterns; factors associated with our concentrated voting stock; factors associated with or exacerbated by our leveraged capital structure; and competition.  More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company’s filings with the United States Securities and Exchange Commission.  Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.